Exhibit 10.02
FIRST AMENDMENT TO LEASE
     THIS FIRST AMENDMENT TO LEASE (the “First Amendment”) is made and entered into as of the 3rd day of July, 2007, by and between BOCA 54 NORTH LLC, a Delaware limited liability company (the “Landlord”), and OFFICE DEPOT, INC., a Delaware corporation (the “Tenant”).
RECITALS:
     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated November 10, 2006 (the “Lease”), including the Construction Addendum attached as Exhibit A thereto; and
     WHEREAS, the parties have agreed to amend the Lease, on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, for and in consideration of the mutual promises contained herein, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by the Landlord to Tenant, the receipt and sufficiency of which is hereby acknowledged by Tenant, the parties for themselves and their successors and assigns hereto hereby covenant and agree as follows:
     1. Recitals. The above recitals are true and correct and are incorporated herein as if set forth in full.
     2. Capitalized Terms. All capitalized terms not defined in this First Amendment shall have the same meaning as set forth in the Lease.
     3. Golf Course Parcel; Amendment to Memorandum of Lease. The parties acknowledge that Landlord has acquired fee simple title to the Golf Course Parcel as required by the Lease, and that, therefore, Section 11.33 of the Lease is terminated and is null and void and of no further force or effect. The Memorandum of Lease described in Section 11.7 of the Lease was recorded in Official Records Book 21086, Page 1233, of the Public Records of Palm Beach County, Florida. In accordance with Section 11.7 of the Lease, the parties executed an Amendment to Memorandum of Lease, which has been recorded in Official Records Book 21539, Page 1330, of the Public Records of Palm Beach County, Florida.
     4. Base Rent. The first sentence of Section 2.1 of the Lease is hereby deleted in its entirety and replaced with the following language: “For purposes of this Lease, the “Base Rent Commencement Date” shall mean the later of (a) the date that Landlord achieves Substantial Completion of the Leasehold Improvement Work (as defined in the Construction Addendum), and (b) November 1, 2008.”

     5. Technical Revisions to Construction Addendum. The following revisions are hereby made to the Construction Addendum:
     (a) Excusable Delay. In Section 1.10 of the Construction Addendum, on the first line, the following is hereby inserted after “Work”: “(or, as to Punchlist Items, any actual delay in completion of the Punchlist Items).”
     (b) General Contractor and Leasehold Improvement Contractor. In Sections 1.13 and 1.19 of the Construction Addendum, on the first line of each, the words “Centex Construction, LLC” are hereby deleted and replaced with the following: “Balfour Beatty Construction, LLC.”
     (c) Projected Completion Date of the Base Building Work. In Section 1.28 of the Construction Addendum:
          (i) on the second line, “August 28, 2008” is hereby deleted and replaced with the following: “October 20, 2008.”
          (ii) the following is hereby inserted at the end: “Further provisions regarding the construction of aspects of the Base Building Work by August 28, 2008 are set forth in Section 1.33, below.”
     (d) Projected Completion Date of the Leasehold Improvement Work. Section 1.29 of the Construction Addendum is hereby deleted in its entirety and replaced with the following language: ““Projected Completion Date of the Leasehold Improvement Work” means the projected date of Substantial Completion of the Leasehold Improvement Work which is October 20, 2008, subject to extension for Excusable Delays, Tenant Delays, and agreed-on Tenant’s Leasehold Improvement Changes. In addition, Landlord shall construct as much of the Leasehold Improvement Work as allowable pursuant to Legal Requirements on or before the following dates: (i) for the northern most building (the “North Building”), September 15, 2008, and (ii) for the building (the “Center Building”) located between the North Building and the southern most building (the “South Building”), October 1, 2008. Prior to Substantial Completion of the Work, in contemplation of Tenant’s phased installation of furniture, fixtures, and equipment as contemplated herein, (A) Tenant shall not unreasonably interfere with Landlord’s work relative to achieving said Substantial Completion of the Work, and (B) Landlord shall not unreasonably interfere with Tenant’s installation of its furniture, fixtures, and equipment as contemplated herein.”
     (e) Punchlist Items. In Section 1.32 of the Construction Addendum:
          (i) on the ninth line, the following is hereby inserted after “Delay”: “(but in no event will the Punchlist Items for the Leasehold Improvement Work be completed later than forty-five (45) days after Substantial Completion of the Leasehold Improvement Work, subject to extension for Excusable Delay).”
          (ii) the following is hereby inserted at the end: “In addition, after such construction of the Leasehold Improvement Work prior to Substantial Completion thereof as contemplated in Section 1.29 of this Construction Addendum, Tenant shall cause the Leasehold Improvement Architect to prepare a schedule of Punchlist Items for the Leasehold Improvement

Work on a per-Building basis or a per-floor basis within each Building, so that Punchlist Items for portions of the Leasehold Improvement Work that are so constructed can be established before the overall Substantial Completion of the Leasehold Improvement Work.”
     (f) Substantial Completion of the Base Building Work. In Section 1.33 of the Construction Addendum, the following is hereby inserted at the end: “Although the Projected Completion Date of the Base Building Work is the date set forth in Section 1.28 hereof, Landlord estimates that, by August 28, 2008, although Landlord will not have obtained the items set forth in subsections 1.33(a) and 1.33(b), hereinabove, Landlord will be able to provide a letter from the Base Building Architect which confirms that Landlord has constructed the Base Building Work in accordance with the Base Building Plans, with the exception of the fire protection and life safety (and those portions of other mechanical, electrical, and plumbing Building Systems which relate to fire protection and life safety) and landscaping portions of the Base Building Work that cannot be completed by that date while the completion of Leasehold Improvement Work remains pending. In addition, and notwithstanding the foregoing, because the Projected Completion Date of the Base Building Work and the Projected Completion Date of the Leasehold Improvement Work are the same date, the City may issue a temporary or permanent certificate of occupancy evidencing Landlord’s completion of the Leasehold Improvement Work (or similar documentation evidencing the same) allowing Tenant or its employees, agents, contractors, or subcontractors to operate the Leasehold Improvements and the Premises without unreasonable impediment or interference by reason of continuing Leasehold Improvement Work (as described in Section 1.34(b)), without issuing a separate certificate of completion evidencing Landlord’s completion of the Base Building Work (or similar documentation evidencing the same). If such event occurs, the parties agree that Substantial Completion of the Base Building Work will be deemed to have occurred notwithstanding the absence of the certificate of completion (or similar documentation evidencing same) that is referenced in subsection 1.33(b).”
     (g) Punchlist Work. In Section 4.7 of the Construction Addendum, on the first line, “thirty (30)” is hereby deleted and replaced with the following: “forty-five (45).”
     (h) Time to Complete. In Section 6.1 of the Construction Addendum:
          (i) on the ninth through eleventh lines, the phrase “If Substantial Completion of the Base Building Work or Leasehold Improvement Work is not achieved by Landlord on or before the date that is fifteen (15) days after the applicable Projected Completion Date” is hereby deleted and replaced with the following: “If Substantial Completion of the Leasehold Improvement Work is not achieved by Landlord on or before the Projected Completion Date of the Leasehold Improvement Work (i.e., October 20, 2008).”
          (ii) on the sixteenth line, “Work” is hereby deleted and replaced with the following: “Leasehold Improvement Work.”
          (iii) on the twenty-first and twenty-third lines, “Base Building” is hereby deleted in each and replaced with the following: “Work.”
          (iv) on the penultimate line, “of” is hereby deleted.

     (i) Early Completion Bonus. Section 6.3 of the Construction Addendum shall be deleted in its entirety and replaced with the following language: “If Landlord achieves Substantial Completion of the Leasehold Improvement Work in accordance with this Addendum prior to the Projected Completion Date of the Leasehold Improvement Work (or if Substantial Completion of the Leasehold Improvement Work is not achieved solely due to Tenant Delay, then if Landlord would have achieved Substantial Completion of the Leasehold Improvement Work on or before the Projected Completion Date of the Leasehold Improvement Work but for such Tenant Delay), Landlord will be entitled to a bonus of $150,000 (the “Early Completion Bonus”), which Landlord shall pay in full directly to the Leasehold Improvement Contractor. The Early Completion Bonus shall be paid solely out of the unused portion, if any, of the Base Building Contingency (which will be part of Landlord’s Total Cost of the Work, and which may include remaining funds from other line items which may be moved into Base Building Contingency); provided, however, if the Base Building Contingency has been depleted, such that there are insufficient funds to fully or partially pay the Early Completion Bonus, then Landlord and Tenant agree to split equally said deficiency. For example, if the Early Completion Bonus is earned, and if only $100,000 remains in the Base Building Contingency at the time of payment of the Early Completion Bonus, then $100,000 of the Early Completion Bonus shall be paid from the remaining balance of the Base Building Contingency and Tenant shall contribute $25,000 towards payment of the Early Completion Bonus and Landlord shall contribute $25,000 towards payment of the Early Completion Bonus. The Early Completion Bonus shall be payable within thirty (30) days of Final Completion of the Leasehold Improvement Work.”
     (j) Insurance. In Section 8.1 of the Construction Addendum:
          (i) on the tenth line, “increase the amount of” is hereby deleted and replaced with the following: “carry.”
          (ii) on the tenth line, “the increased” is hereby deleted and replaced with the following: “this.”
     6. Tenant’s Early Access. The revisions to the Construction Addendum as set forth above shall not be deemed to amend or modify in any respect the terms and conditions for Tenant’s Early Access, including, without limitation, those requiring Tenant’s Early Access in accordance with and subject to the requirements of Section 4.5(b) of the Construction Addendum.
     7. Construction Schedule. In furtherance of the revised dates set forth herein for the Work, promptly following the date hereof, Landlord will be updating the Construction Schedule in accordance with and subject to the requirements of Section 1.8 of the Construction Addendum.

     8. Addresses for Notices and Rent Payments. Until further notice, Landlord’s addresses for notices and Rent payments pursuant to the Lease (as modified hereby) are as follows:

Landlord’s address
for notices:	Boca 54 North LLC
c/o Flagler Real Estate Development Corporation
2855 S. LeJeune Road, 4th Floor
Coral Gables, Florida 33134
Attention: Jose Hevia, President

with copies to:	Flagler Development Group, Inc.
2855 S. LeJeune Road, 4th Floor
Coral Gables, Florida 33134
Attention: Kolleen O.P. Cobb, General Counsel

and

Boca 54 North LLC
c/o Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, NY 10017
Attention: Harry St. Clair, Director

and

Boca 54 North LLC
c/o Teachers Insurance and Annuity
Association of America
8500 Andrew Carnegie Boulevard
Charlotte, North Carolina 28262
Mail Stop: C3-08
Attention: Suman Gera

and

Akerman Senterfitt
One Southeast Third Avenue, 28th Floor
Miami, Florida 33131
Attention: Ronald A. Kriss, Esq.

Landlord’s address
for Rent payments:	c/o Flagler Real Estate Development Corporation
2855 S. LeJeune Road, 4th Floor
Coral Gables, Florida 33134
Attention: Accounting (Boca 54/Office Depot)

     9. Counterparts; Facsimile or E-Mail. This First Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document. Signature pages exchanged by facsimile or e-mail shall be fully binding.
     10. Lease Remains in Effect; Captions. Except as expressly modified herein, the Lease shall remain in full force and effect and, as modified herein, is expressly ratified and confirmed by the parties hereto. In the event of a conflict between the terms of the Lease and the terms of this First Amendment, the terms of this First Amendment shall control. Captions are included for convenient reference only.
[Signature Page to Follow]

     IN WITNESS WHEREOF, the parties below have caused this First Amendment to be executed under seal as of the date and year first above written.

WITNESSES:	LANDLORD:

BOCA 54 NORTH LLC, a Delaware limited liability company

By:	Boca 54 Land Associates LLC, a Delaware
limited liability company, its Sole Member

By:	Flagler Boca 54, LLC, a Florida
limited liability company, its
Managing Member

	By:	/s/ Jose Hevia

Name:		Jose Hevia, Vice President

Name:

TENANT:

OFFICE DEPOT, INC., a Delaware corporation

	By:	/s/ David C. Fannin

Name:		David C. Fannin,
Executive Vice President, General Counsel

Name:

	By:	/s/ Stephen R. Calkins

Name:		Stephen R. Calkins,
Vice President, Associate General Counsel

Name: